HAFER & GILMER
                         Certified Public Accountants
                         251 Royal Palm Way, Suite 302
                        Palm Beach, Florida  33480-4310

                          Telephone:  (561) 655-8700
                          Facsimile:  (561) 655-6964



September 12, 2000


The Board of Directors
eCom eCom.com, Inc.
3801 PGA Boulevard, Suite 1001
Palm Beach Gardens, FL  33410

We consent to the use of our report dated August 24, 1999 appearing in the Annual Report on form 10-KSB of eCom eCom.com, Inc. for the year ended May 31, 2000.


Sincerely,

/s/ Phil B. Gilmer
Phil B. Gilmer
Hafer & Gilmer


























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                                HOOD & STRONG, LLP
                           Certified Public Accountants


CONSENT OF INDEPENDENT AUDITORS


TO THE BOARD OF DIRECTORS
E COM ECOM.COM
3801 PGA Blvd., Suite 1001
Palm Beach Gardens, FL  33410

We consent to the use of our report of Star Dot Marketing, Inc., dated September 10, 1999, appearing in the Annual Report on Form 10-KSB of eCom eCom.com, Inc. for the year ended May 31, 2000.




/s/ Hood & Strong LLP

September 12, 2000